EFFECTIVE AUGUST 17, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 17, 2020

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington		0-11559	91-0849125
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road	Spokane Valley,	Washington	99216
(Address of principal executive offices)			(Zip Code)
(509) 928-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	KTCC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01 Entry into a Material Definitive Agreement
On August 14, 2020, Key Tronic Corporation (the “Company”) and certain of its domestic subsidiaries entered into a loan and security agreement (the “Loan Agreement”) among the Company, certain domestic subsidiaries (as co-borrowers or guarantors), and Bank of America, N.A., as agent, sole lead arranger, sole bookrunner, and a lender (the “Bank”). The Loan Agreement replaces the Company’s prior amended and restated credit agreement, as amended, with Wells Fargo Bank, N.A and certain other parties (with the related credit facility, the “Prior Credit Facility”). The Loan Agreement provides for a five-year asset-based senior secured revolving credit facility (the “Credit Facility”) of up to $93 million, maturing on August 14, 2025. In addition, during the term of the Loan Agreement, the Company may increase the aggregate amount of the Credit Facility by up to an additional $25 million, subject to customary conditions, including obtaining a commitment from the Bank (or another lender, if applicable) to such increase.
Loans and letters of credit under the Loan Agreement are not permitted to exceed the lesser of (i) the aggregate commitment under the Credit Facility and (ii) a borrowing base, which is determined by, among other things, specified levels of certain eligible accounts receivable and eligible inventory of the Company and certain of its subsidiaries, subject to certain reserve requirements, as further described in the Loan Agreement. The Credit Facility has been used to pay-off the Prior Credit Facility and costs related to the Loan Agreement, and may be used to pay-off certain other existing debt, to issue letters of credit, and for other business purposes, including working capital needs. Based on the Company’s borrowing base and reserve requirements and after paying off the Prior Credit Facility and related fees and expenses relating to the Credit Facility, immediately following the closing of the Loan Agreement, there was approximately $16 million available under the Credit Facility.
The payment and performance of the Company’s and co-borrowers’ obligations under the Credit Facility (as well as certain cash management and bank product obligations that may be owing to the Bank or its affiliates) are guaranteed by certain of the Company’s domestic subsidiaries and are secured by first-priority security interests in a substantial portion of the Company’s and co-borrowers’ and guarantors’ existing and future assets, including accounts receivable and inventory.
Generally, the interest rate applicable to loans under the Loan Agreement will be, at the Company’s option: (i)(A) the base rate which is the highest of (1) the prime rate for the applicable day (as such rate is determined from time to time by the Bank), (2) the federal funds rate for the applicable day plus 0.50%, and (3) LIBOR for a 30-day interest period as of the applicable day plus 1.00% (provided that in no event shall the base rate be less than zero), plus the applicable interest margin for base rate loans; and (B) LIBOR rate for an applicable interest period (provided that in no event shall the LIBOR rate be less than 0.50%), plus the applicable interest margin for LIBOR rate loans. Depending on average daily excess borrowing availability over applicable periods under the Credit Facility, applicable interest margins on: (x) base rate loans will be 1.25-1.75%; and (y) LIBOR rate loans will be 2.25-2.75%, resetting on a quarterly basis beginning in early 2021. If there is an event of default under the Loan Agreement, all loans and other obligations will bear interest at a rate of an additional 2.00% on the otherwise applicable interest rates. In addition to interest charges, the Company is required to pay a fee of 0.25% per annum on the unused portion of the Credit Facility, monthly in arrears.
The Company’s and co-borrowers’ right to obtain any loan or letter of credit under the Credit Facility is subject to compliance with customary funding conditions as specified in the Loan Agreement (both before and after giving effect to the applicable credit extension), including that, among other things, all representations and warranties in the Loan Agreement are accurate, no default or event of default exists, and there has been no material adverse change since the closing date. The Bank can generally accelerate repayment and other obligations and exercise rights to collateral under the Credit Facility upon the occurrence of an event of default, including failure to timely pay principal or interest, a material inaccuracy of a representation or warranty, violation of various covenants, certain cross-defaults, the occurrence of a change in control, bankruptcy events, breach of certain loan document provisions, certain ERISA events, and the entry of certain material judgments that are not stayed within a certain time period.
The Loan Agreement contains financial covenants as long as commitments or obligations are outstanding under the Loan Agreement, requiring the Company to maintain: (i) a fixed charge coverage ratio of at least 1.25 to 1.0, measured monthly on a trailing 12-month basis; and (ii) a cash flow leverage ratio of no greater than 6.00 to 1.00, which may be subject to adjustments for COVID-19 related cash expenses as approved by the Bank, measured monthly on a trailing 12-month basis. In addition, the Loan Agreement contains a number of other covenants that, among other things: (x) grant certain inspection rights to the Bank; (y) limit or restrict the Company’s and its subsidiaries’ cash management; and (z) limit or restrict the ability of the Company and its subsidiaries to incur additional liens, make acquisitions or investments, incur additional indebtedness, engage in mergers, consolidations, liquidations, dissolutions, or dispositions, pay dividends or other restricted payments, prepay certain indebtedness, engage in transactions with affiliates, and use proceeds.
In connection with entering into and as required by the Loan Agreement, the Company also entered into a $5 million equipment lease loan arrangement with the Bank relating to the Company’s existing U.S. manufacturing equipment, which arrangement requires monthly payments through August 2025 (the “Equipment Loan Arrangement”).

Other than the Loan Agreement, Credit Facility, and Equipment Loan Arrangement (and certain related banking relationships and arrangements), there are no material relationships as of the date hereof between the Company or any of its affiliates and the Bank.
The foregoing description is not complete and is qualified in its entirety by the Loan Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Prior Credit Facility, which was secured and had provided for an up to $65 million credit facility, was paid-off and terminated on August 14, 2020, in connection with the Company’s entering into the Loan Agreement described under Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, dated August 14, 2020, among the Company, Bank of America, N.A., and certain other parties
99.1	Press Release, dated August 17, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: August 17, 2020

	By:	/s/ Brett R. Larsen
Brett R. Larsen, Executive Vice President of Administration, CFO and Treasurer